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                                                                  EXHIBIT 99.2.2

                           WESTERN DIGITAL CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      Restated for the Adoption of SAB 101*
                    (in thousands, except per share amounts)

                                                                         (UNAUDITED)
                                                                      THREE MONTHS ENDED
                                                      ---------------------------------------------------     YEAR ENDED
                                                      SEP. 29,       DEC. 29,     MAR. 30,      JUN. 29,       JUN. 29,
                                                        2000          2000          2001          2001            2001
                                                      ---------     ---------     ---------     ---------     -----------

Revenues, net ....................................    $ 424,593     $ 561,648     $ 511,728     $ 455,980     $ 1,953,949
Costs and expenses:
           Cost of revenues ......................      399,366       496,338       449,155       405,644       1,750,503
           Research and development ..............       34,961        37,367        35,554        28,687         136,569
           Selling, general and administrative ...       33,899        35,771        33,190        30,581         133,441
                                                      ---------     ---------     ---------     ---------     -----------
                     Total costs and expenses ....      468,226       569,476       517,899       464,912       2,020,513
                                                      ---------     ---------     ---------     ---------     -----------
Operating loss ...................................      (43,633)       (7,828)       (6,171)       (8,932)        (66,564)
Net interest and other nonoperating income
  (expense) ......................................       (1,632)          839            52       (52,454)        (53,195)
                                                      ---------     ---------     ---------     ---------     -----------
Loss before income taxes, extraordinary
  item and cumulative effect of change
  in accounting principle ........................      (45,265)       (6,989)       (6,119)      (61,386)       (119,759)
Income taxes .....................................           --            --            --            --              --
                                                      ---------     ---------     ---------     ---------     -----------
Loss before extraordinary item and
          cumulative effect of change in
          accounting principle ...................      (45,265)       (6,989)       (6,119)      (61,386)       (119,759)
Extraordinary gain from redemption of
          debentures .............................       11,243        10,576           371           210          22,400
Cumulative effect of change in
          accounting principle ...................       (1,504)           --            --            --          (1,504)
                                                      ---------     ---------     ---------     ---------     -----------
Net income (loss) ................................      (35,526)        3,587        (5,748)      (61,176)        (98,863)
                                                      =========     =========     =========     =========     ===========

Basic and diluted income (loss) per common share:

Basic before extraordinary item and
          cumulative effect of change in
          accounting principle ...................    $   (0.31)    $   (0.04)    $   (0.03)    $   (0.34)    $     (0.71)
Extraordinary gain ...............................    $    0.08     $    0.06     $    0.00     $    0.00     $      0.13
Cumulative effect of change in
          accounting principle ...................    $   (0.01)    $      --     $      --     $      --     $     (0.01)
                                                      ---------     ---------     ---------     ---------     -----------
Basic ............................................    $   (0.24)    $    0.02     $   (0.03)    $   (0.34)    $     (0.59)
                                                      =========     =========     =========     =========     ===========
Diluted ..........................................    $   (0.24)    $    0.02     $   (0.03)    $   (0.34)    $     (0.59)
                                                      =========     =========     =========     =========     ===========

Common shares used in computing per share amounts:

Basic ............................................      148,044       171,175       176,250       179,390         168,715
                                                      =========     =========     =========     =========     ===========
Diluted ..........................................      148,044       171,175       176,250       179,390         168,715
                                                      =========     =========     =========     =========     ===========
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*  During the fourth quarter ended June 29, 2001, the Company adopted Staff
   Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial
   Statements". As a result, the Company changed its revenue recognition policy effective July 1, 2000 to recognize revenue on certain product shipments upon delivery rather than shipment. In accordance with the requirements of SAB
   101, previously reported quarterly information for fiscal year 2001 has been restated.